Exhibit 16.2

November 5, 2010

Office of the Chief Accountant
Division of Corporate Finance
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549-7561

RE: Tombstone Technologies, Inc. - SEC FILE No. 000-53515

Dear Sir or Madam:

We have read the Company’s current report on Form 8-K Amendment Number 1 dated November 5, 2010, and are in agreement with the disclosure in Item 4.01, insofar as it pertains to our firm. We have no basis to agree or disagree with other statements of the Company contained therein.

Yours truly,

/s/ Ham, Langston & Brezina, L.L.P.
HAM, LANGSTON & BREZINA, L.L.P.